POWER OF ATTORNEY

I, the undersigned director and officer of Aetna Insurance Company of America hereby constitute and appoint Julie E. Rockmore and Kirk P. Wickman and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacities indicated below, any and all amendments, to the Registration Statements listed below filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940:

Registration Statements filed under the Securities Act of 1933.

                                    33-59749
                                    33-62481
                                    33-63611
                                    33-63657
                                    33-80750
                                    333-22723


Registration Statements filed under the Investment Company Act of 1940:

                                                     811-08582

hereby ratifying and confirming on this 24th day of October, 1997, my signature as it may be signed by my said attorneys to any such Registration Statements and any and all amendments thereto.

                   Signature/Title



               /s/ Thomsas J. McInerney
-------------------------------------------------------
                   Thomas J. McInerney
                   President and Director
                  (Principal Executive Officer)